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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "AGREEMENT") made as of March 30, 2001 by and between NEWS COMMUNICATIONS, INC., a Nevada corporation ("BORROWER"), and D.H. BLAIR INVESTMENT BANKING CORP. ("LENDER").

         WHEREAS, subject to and upon the terms and conditions herein set forth, Lender is willing to make available to Borrower on a revolving basis from time to time an aggregate principal amount not to exceed One Million Dollars ($1,000,000) (as such amount may be reduced from time to time pursuant to Section 8 below, the "COMMITMENT").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. REVOLVING LOANS. Subject to and in accordance with the terms and conditions of this Agreement, Lender hereby agrees, at any time and from time to time prior to the Maturity Date (as defined below), to make revolving credit loans (individually a "REVOLVING LOAN," and collectively, the "REVOLVING Loans") to Borrower; provided that such Revolving Loans do not exceed in aggregate principal amount at any time outstanding One Million Dollars ($1,000,000). The Revolving Loans may voluntarily be prepaid pursuant to Section 7 below, and, any amounts so prepaid may be reborrowed. Each Revolving Loan shall expire, and each Revolving Loan shall mature on, the Maturity Date, without further action on the part of Lender.

2. NOTICE OF BORROWING. Whenever Borrower desires to borrow Revolving Loans hereunder, it shall give notice of each requested Revolving Loan to Lender at Lender's office located at 44 Wall Street, New York, New York, 10005, or at such other place as shall be designated in writing for such purpose (the "LENDER'S OFFICE") by facsimile or telephonic notice, which notice must be received by Lender prior to 12:00 noon, New York City time, one business day prior to the date on which Borrower is requesting disbursement of the Revolving Loan (the "BORROWING DATE"). Each such notice shall be irrevocable and shall specify the aggregate principal amount of the requested Revolving Loan and the requested Borrowing Date.

3. DISBURSEMENT OF FUNDS. Lender shall make available to Borrower on each requested Borrowing Date, the amount requested in the Notice of Borrowing in immediately available funds by wire transfer to such bank account as specified by Borrower.

4. NOTE. The Revolving Loans shall be evidenced by a Revolving Note of Borrower in the form of Exhibit A attached hereto (the "NOTE"), dated as of the date hereof, payable to Lender. Lender is hereby authorized to endorse on Schedule 1 attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation

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evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of Lender to make such notation or any error therein shall not affect the obligation of Borrower to repay the Revolving Loans made by Lender in accordance with the terms of this Agreement and the Note. The aggregate unpaid amount under the Note set forth in such schedule shall be presumptive evidence of the principal amount owing and unpaid on the Note.

5. INTEREST.

                  (a) Borrower shall pay interest on the outstanding principal amount of the Revolving Loans at a rate of eight percent (8%) per annum. Interest on the unpaid principal amount under the Note shall be paid on the Maturity Date. Interest under this Agreement shall be calculated on the basis of a 365- or 366-day year, as applicable.

                  (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Revolving Loans shall bear interest at a rate per annum equal to fifteen percent (15%) per annum.

6. REPAYMENT OF REVOLVING LOAN. Subject to Sections 7 and 8 below, Borrower shall repay the aggregate amount of the Revolving Loans made to Borrower hereunder which remains outstanding (together with accrued interest thereon) on March 31, 2002 (the "MATURITY DATE"). All payments of principal and interest in respect of this Note shall be paid in lawful money of the United States of America in same day funds to Lender's Office.

7. VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay the Revolving Loans in whole or in part, together with interest thereon, at any time without premium or penalty upon ten (10) days prior written notice to Lender. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the day of payment.

8. MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENT.

                  (a) The Revolving Note shall mature on the Maturity Date and shall be repaid in full by Borrower on such date, without premium or penalty or further action on the part of the Lender.

                  (b) In the event that Borrower receives equity financing from an incoming Chief Executive Officer or other newly appointed executive officer of Borrower (the "CEO FINANCING"), Borrower shall apply the proceeds (net of any reasonably anticipated costs and expenses associated therewith) of the CEO Financing to prepay the outstanding Revolving Loans (including accrued interest) and the Commitment shall be permanently reduced by the amount equal to the CEO Financing.

                  (c) In the event that Borrower receives any proceeds (net of any anticipated costs or expenses associated therewith) from a Sale of a Subsidiary (as defined below), Borrower shall apply such proceeds to prepay the outstanding Revolving Loans (including accrued interest)

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and the Commitment shall be permanently reduced by the amount equal to such proceeds from a Sale of a Subsidiary. For purposes of this Section 8(c) "SALE OF A SUBSIDIARY" shall mean the sale, transfer or other disposition by Borrower of
(a) any capital stock of any of Borrower's direct or indirect subsidiaries (other than Nassau Community Newspaper Group, Inc.) or (b) all or substantially all of the assets of any of Borrower's direct or indirect subsidiaries (other than Nassau Community Newspaper Group, Inc.) other than, in each case, any such sale, transfer or disposition to another subsidiary of Borrower.

         All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the day of payment.

9. USE OF PROCEEDS OF THE REVOLVING LOAN. The proceeds of the Revolving Loans shall be used as working capital in connection with the operation of Borrower's business.

10. EVENTS OF DEFAULT. The following events are hereby defined as "Events of Default" hereunder (whatever the reason for the occurrence thereof and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, order or decree of any Court or any order, rule or regulation of any governmental or administrative body):

                  (a) Borrower shall default in the payment of any principal and/or accrued interest under the Note when due; or

                  (b) Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the institution of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or arrangement under the Federal bankruptcy laws, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (c) a decree or order of a court having jurisdiction in the premises shall have been entered adjudicating Borrower bankrupt or insolvent, or a decree or order of a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization of Borrower under the Federal bankruptcy laws or any other similar applicable Federal or state laws, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of Borrower or of the property of Borrower or for the sequestration of the property of Borrower, or for the winding up or liquidation in insolvency or bankruptcy of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days.

         If one or more defaults shall have occurred and be continuing, the holder of this Note may at its option by written notice to Borrower terminate the Commitment and declare the Revolving Loans to be and the Revolving Loans shall thereupon become forthwith due and payable. If Borrower fails to pay when due the principal and accrued interest of this Note,

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Borrower will pay to the holder of this Note, to the extent permitted by law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, but not limited to, reasonable attorneys' fees.

11. CONVERSION. Lender shall have the right to convert the outstanding principal amount under the Note and all accrued interest thereon into full shares of Common Stock of Borrower at a conversion price of $1.00 per share at any time before the payment in full of such outstanding amounts (the price per share at which the Note converts in accordance with this Section 11 shall be referred to as the "CONVERSION PRICE"). If any conversion would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of share of Common Stock issuable upon conversion shall be the next higher whole number of shares. Nothwithstanding anything in this Agreement to the contrary, in the event that Lender does not exercise this right to convert at any time prior to payment in full of the Revolving Loans, Lender shall receive on the Maturity Date five-year warrants to purchase Common Stock of Borrower at an exercise price of $1.00 per share in an amount equal to the aggregate Revolving Loans outstanding at any one time during the term of this Agreement. The terms of such warrants shall be substantially in the form of the warrants issued pursuant to that certain Warrant Agreement dated May 17, 1996, by and between News Communications, Inc. and Blair Investment Banking Corp., or as otherwise mutually agreed by the parties hereto.

12. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding amounts of principal and interest under the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the outstanding amounts of principal and interest under the Note, Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

13. ADJUSTMENT TO CONVERSION PRICE.

                  (a) If, prior to the conversion of the Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Conversion Price shall be proportionately reduced or, if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, increased.

                  (b) If, prior to the conversion of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of Borrower or another entity, then the Payee shall thereafter have the right to purchase and receive upon conversion of the Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange

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for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of the Note by Lender had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place.

                  (c) If any adjustment under this Section 13 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher whole number of shares.

14. ISSUE AND LOST, STOLEN, DESTROYED OR MUTILATED NOTES. Upon receipt of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount of the Note so lost, stolen, destroyed or mutilated.

15. MISCELLANEOUS.

         a. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         If to Borrower:            News Communications, Inc.
                                    2 Park Avenue, Suite 1405
                                    New York, NY 10016
                                    Tel: (212) 689-2500
                                    Fax: (212) 689-1998

         If to Lender:              D.H. Blair Investment Banking Corp.
                                    44 Wall Street
                                    New York, NY 10005
                                    Tel: (212) 495-4594
                                    Fax: (212) 514-7837

Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         b. GOVERNING LAW; WAIVER OF FORUM NON CONVENIENS. This Agreement is governed by the laws of the State of New York applicable to agreements made and entirely to be performed therein. The parties agree that for any and all legal proceedings arising out of this Agreement or transactions contemplated thereby, such proceedings shall be commenced and proceed in the Federal and State courts sitting in the State of New York. Borrower hereby

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waives any objection which it may have at any time to the laying of venue of any related litigation brought in any such court, waives any claim that any such related litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any related litigation brought in any such court that such court does not have jurisdiction over Borrower.

         c. AMENDMENTS; WAIVERS. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement is enforceable unless such amendment, modification, waiver or consent is signed and delivered by Borrower and Lender. Any amendment, modification, waiver or consent hereunder is effective only in the specific instance and for the specific purpose for which given.

         d. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures may be exchanged by facsimile, and each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of the other party.

         f. INTEGRATION. This Agreement and any agreement, document or instrument attached hereto or referred to herein, including the Note, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

         g. HEADINGS. The headings of the various paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         h. WAIVER OF JURY TRIAL. Borrower and Lender each hereby irrevocably and unconditionally waives the right to trial by jury in any related litigation.

         i. LENDER HEREBY ACKNOWLEDGES THAT THE REVOLVING NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NEITHER THE NOTE NOR SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND WITH THE TERMS AND CONDITIONS HEREOF.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        NEWS COMMUNICATIONS, INC.

                                        By:  /s/ Paul Mastronardi
                                             --------------------------------
                                                 Name:  Paul Mastronardi
                                                 Title: Chief Financial Officer

                                        D.H. BLAIR INVESTMENT BANKING CORP.

                                        By:  /s/ J. Morton Davis
                                             --------------------------------
                                                 Name:   J. Morton Davis
                                                 Title:  Chairman

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